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                                                                   EXHIBIT 10.12


                MODIFICATION, ASSIGNMENT AND ASSUMPTION AGREEMENT

          This Modification, Assignment and Assumption Agreement (the
"Assignment") is made and entered into effective November 1, 2001, by and among Brightstreet.com, Inc., a Delaware corporation ("Assignor"), PENTECH FINANCIAL
SERVICES, INC., a California corporation ("Lessor") and e-centives, Inc., a Delaware corporation ("Assignee") with reference to the following:

     A. Assignor and Lessor entered into that certain Master Equipment Lease No.
300771 on or about May 1, 2000 and pursuant to the terms thereof entered into Acceptance Supplement Nos. 1, 2 and 3 (collectively the "Supplements") for the lease of certain equipment described in the equipment schedules attached to each of the Supplements (the "Equipment") in the aggregate amount of $973,607.37 (all of which documentation is collectively referred to herein as the "Lease"), true copies of which are attached hereto as Exhibits A, B and C and made a part hereof by this reference;

     B. On or prior to November 30, 2001, Assignee intends to acquire certain assets and liabilities of Assignor pursuant to an Asset Purchase Agreement. In consideration of execution of this Agreement by Assignor and Assignee, Lessor consents to Assignor's sale and Assignee's purchase of such assets and liabilities of Assignor pursuant to the Asset Purchase Agreement.

     C. With the consent of Lessor, Assignor desires to assign the Lease to Assignee, and Assignee desires to acquire all right, title and interest of Assignor in and to the Lease.

     D. Lessor desires to accept the assignment of the Lease to Assignee, subject to certain modifications to the terms and conditions of the Lease.

          THEREFORE, in consideration of the foregoing recitals and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

     1. ASSIGNMENT. For good and valuable consideration, the receipt and sufficiency of which Assignor hereby acknowledges, Assignor does hereby sell, convey, transfer, assign and deliver to Assignee, and Assignee does hereby accept from Assignor, all of Assignor's right, title and interest in and to the Lease.

     2. MODIFICATION OF TERMS. The terms of the Lease are hereby modified as follows:

          a. The total balance of remaining lease payments due on the Lease, including Supplements 1, 2 and 3 as of August 1, 2001 is hereby agreed to be $600,000, ("Lease Balance") exclusive of residual payments, late charges ,taxes and other fees and charges, if any.

          b. The Lease Balance shall be paid in 36 equal monthly payments totaling $18,768.00 according to the Lease Payment Schedule attached hereto as Exhibit D, payable monthly in advance on the first of each month, commencing
August 1, 2001, with the last payment due July 1, 2004 ("Lease Term"). This monthly payment amount is equal to a 3.128%

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monthly rate factor of the Lease Balance, and reflects an annual interest rate of 8.349%. Lessor acknowledges receipt of the payments due August 1, September 1 and October 1, 2001.

          c. So long as no default under the Lease shall have occurred and be continuing, the Assignee shall have the following residual options at the of the Lease Term:

               (1) Purchase all but not less than all or the Equipment at its Fair Market Value ("FMV"), which is agreed to by 16% of its original cost, or $97,360.00; or

               (2) Renew the lease for a 12-month period at its Fair Market
Rental Value (FMRV"), which is agreed to be 50% of the original rental amount, after which Lessor agrees to sell the equipment to the Assignee for $1.00; or

               (3) Return all, but not less than all, of the equipment covered under the Lease subject to a remarketing charge equal to 14% of the original equipment cost, or $85,190.

     3. ASSUMPTION BY ASSIGNEE. In consideration of the transfer from Assignor to Assignee, Assignee agrees to be bound by and promptly to perform or cause to be performed the terms, conditions and covenants, under this Agreement and the Lease assigned by Assignor to Assignee. Assignee hereby agrees to defend, indemnify, save and hold harmless Assignor from and against any and all claims, demands, costs, expenses, attorneys' fees and any other damages or injuries which Assignor may sustain as a result of any failure or delay by Assignee in performing the obligations assumed by Assignee pursuant hereto, whether or not suit is filed.

     4. CONTINUATION OF REGULAR MONTHLY PAYMENTS. Assignee agrees to continue regular monthly payments to Lessor as provided in the Lease with the December 1, 2001 payments, and to continue with regular monthly payments thereafter, and in all other respects to comply with the terms of the Lease.

     5. RELEASE. Lessor, on behalf of itself and its successors and assigns, hereby releases and forever discharges Assignor and its employees, directors and officers from any claims, actions, complaints, liabilities, obligations, damages, demands or suits that Lessor may have against Assignor arising from or any way related to the Lease or this agreement. As of the Effective Date, Lessor will look solely to Assignee for payment under the Lease, as modified hereby.

     6. FURTHER ASSURANCES. Assignor, Assignee and Lessor shall, at any time and from time to time after the date hereof, upon the request of the other, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further actions, as shall be necessary or desirable to give effect to the transactions hereby consummated,

     7. NOTICES. All notices and other communications provided for hereunder shall be in writing (including telex or facsimile) and sent by registered mail or courier or telexed or telecopied or delivered as follows:

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
To Assignor:      Brightstreet.com, Inc.           To: Assignee: e-centives, Inc.
                  1601 S. DeAnza Blvd.,                          6901 Rockledge Drive, 7th Floor
                  Suite 100                                      Bethesda, MD 20817
                  Cupertino, CA 95014                            Tel:  240-333-6254
                  Fax: (408) 777-7201                            Attention:  General Counsel
                  Attention: Michael Lu

With a
copy to:          Carr & Ferrell LLP              To Lessor:     Pentech Financial Services, Inc.
                  2225 East Bayshore Road                        310 West Hamilton Avenue,
                  Suite 200                                      Campbell, CA 95008
                  Palo Alto, CA 94303                            Facsimile: (408) 378-6978
                  Fax: (650) 812-3444                            Attention: General Counsel
                  Attention: Barry Carr

          All such notices and communications shall be effective (i) when sent by registered mail two (2) business days after being duly deposited in registered mail, (ii) when sent by overnight courier, one (1) business day after being delivered to the overnight courier or (iii) when sent by telecopier, the business day when sent (or the following business day if sent on a day that is not a business day).

     8. SEVERABILITY. In the event any provision of this Assignment shall become or be adjudicated at any time by a court or other applicable authority, invalid or null and void, such invalidity or nullity shall not affect the validity of the other provisions hereof, which shall, by express agreement, be considered as severable.

     9. AMENDMENT OR WAIVER. This Assignment may not be modified, amended, altered or supplemented, discharged or terminated, except by an agreement in writing executed by each of the parties hereto.

     10. COSTS AND EXPENSES. Each party shall be liable for its own costs and expenses incurred in negotiation and preparation of this Assignment. Should legal action be brought to enforce any term or agreement herein contained, the prevailing party in such action shall be entitled to recover reasonable attorneys' fees, regardless of whether the matter is concluded by Court action or otherwise, which attorneys fees shall include a reasonable amount for the services of in house counsel, plus actual costs incurred.

     11. COUNTERPARTS.. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12. CHOICE OF LAW. This Assignment shall be governed and construed in accordance with the laws of the State of California.


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     13. TERMS OF LEASE. Except as expressly provided herein, the provisions of the Lease shall continue unchanged and in full force and effect.

     14. EFFECTIVE DATE. This Assignment shall be effective on November 1, 2000, regardless of the date on which the last counterpart hereof is signed.


ASSIGNOR:                                       ASSIGNEE:

BRIGHTSTREET.COM, INC.                          e-centives, Inc.
a Delaware corporation                          a Delaware corporation

By  /s/ SCOTT WILLS                             By
    -------------------------                       ---------------------------
Name:  Scott Wills                              Name:  David Samuels
Title: Chief Executive Officer                  Title: Chief Financial Officer


LESSOR:

PENTECH FINANCIAL SERVICES, INC.
a California corporation

By  /s/ NORMAN H. NELSON
    ------------------------
    Norman H. Nelson
Its President and Chief Operating Officer

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